EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-10149, 333-46514 and 333-85180 of The Dial Corporation on Form S-8 of our report dated May 23, 2003, appearing in this Annual Report on Form 11-K of The Dial Corporation Future Investment Plan for the year ended November 30, 2002.

\s\ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 27, 2003

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